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Exhibit 5.1

June 29, 2015

Gannett Co., Inc.
7950 Jones Branch Drive
McLean, Virginia 22107

Re: Registration Statement on Form S-3

        We have acted as special counsel to Gannett Co., Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to a total of up to 500,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable under the Gannett Co., Inc. 2015 Omnibus Incentive Compensation Plan (the "Plan").

        In rendering this opinion, we have examined such corporate records and other documents (including the written document constituting the Plan, the Registration Statement and the Company's amended and restated certificate of incorporation and bylaws), and we have reviewed such matters of law, as we have deemed necessary or appropriate. In rendering this opinion, we have, with the Company's consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion we have, with the Company's consent, assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

        We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

        Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that upon issuance and delivery pursuant to the terms and conditions set forth in the Registration Statement, the Common Stock will be legally issued, fully paid and nonassessable.

        We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the Common Stock and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,
/s/ Wachtell, Lipton, Rosen & Katz
Wachtell, Lipton, Rosen & Katz

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  Exhibit 5.1